                                                                    EXHIBIT 2.26

                      SECOND AMENDMENT TO LOAN AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of November 16, 1998, by and among CSG SYSTEMS, INC., a Delaware corporation ("CSG"), and CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Holdings"), as co-borrowers on a joint and several basis (each individually being from time to time referred to herein as a "Borrower" and collectively as the "Borrowers"), the Lenders named in the Loan Agreement (as defined below), and PARIBAS (formerly known as Banque Paribas), not in its individual capacity but solely in its capacity as the agent on behalf of the Lenders (in such capacity, the "Agent").

                                   RECITALS

     A. The Borrowers, the Lenders and the Agent have entered into that certain Loan Agreement dated as of September 18, 1997 (as amended by that certain First Amendment to Loan Agreement dated as of November 21, 1997, and as such may be further amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and among the Borrowers, the Lenders and the Agent, pursuant to which the Lenders have extended and have agreed to extend and make available to the Borrowers certain advances of credit in accordance with their respective Commitments and upon the terms and conditions set forth in the Loan Agreement and the other Loan Documents.

     B. The Borrowers have requested that the Lenders amend the Loan Agreement as provided below.

     C. The Lenders and the Agent are willing to accommodate the Borrowers' requests, but only on the terms and subject to the conditions specified herein. Capitalized terms not otherwise defined herein shall have the same meanings given to such terms in the Loan Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:

     1.   AMENDMENTS TO LOAN AGREEMENT.

          (A)  AMENDMENTS TO SECTION 1.1 (DEFINED TERMS).

               (I)  A new defined term "Data Center Capex" is added to Section
1.1 of the Loan Agreement immediately following the defined term "Customer Services Client," to read as follows:

     "    Data Center Capex" shall have the meaning set forth in SUBSECTION
8.8(B).

               (II) The definition of the term "Excess Cash Flow Percentage" is amended to delete the term "1.50:1.00" and to replace such term with "1.75:1.00."

                                      13.

               (III) The definition of the term "Fixed Charge Coverage Ratio" is deleted in its entirety and replaced with the following:

          "Fixed Charge Coverage Ratio" means, as calculated quarterly as of the last day of each Fiscal Quarter on a rolling four (4) quarter basis, the ratio of (a) an amount equal to (i) Operating Cash Flow plus (ii) the SUMMITrak/Phoenix Capex Adjustment plus (iii) the SUMMITrak/Phoenix Expense Adjustment plus (iv) Data Center Capex made during such period to (b) Fixed Charges.

               (IV) The definition of the term "Interest Coverage Ratio" is deleted in its entirety and replaced with the following:

          "Interest Coverage Ratio" means, as calculated quarterly as of the last day of each Fiscal Quarter on a rolling four (4) quarter basis, the ratio of (a) an amount equal to (i) Operating Cash Flow plus (ii) the SUMMITrak/Phoenix Capex Adjustment plus (iii) the SUMMITrak/Phoenix Expense Adjustment plus (iv) Data Center Capex made during such period to (b) Net Interest Expense.

          (B) AMENDMENT TO SECTION 8.3 (LOANS AND INVESTMENTS). The words "equal to $25,000,000" set forth in Subsection 8.3(d) of the Loan Agreement are deleted and replaced with the words "up to $35,000,000."

          (C) AMENDMENT TO SECTION 8.8 (CAPITAL EXPENDITURES). Section 8.8 of the Loan Agreement is deleted in its entirety and replaced with the following:

          SECTION 8.8 CAPITAL EXPENDITURES. (A) Except as otherwise provided in
     Section 8.8(b), the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures during any of the following Fiscal Years in excess of the following amounts:

          FISCAL YEAR                    CAPITAL EXPENDITURES
          1998                                    $20,000,000
          1999                                    $25,000,000
          2000                                    $30,000,000
          2001 and thereafter                     $35,000,000

     plus any unutilized portion of the immediately preceding Fiscal Year's permitted Capital Expenditures provided that any such unutilized portion carried forward shall not for any Fiscal Year exceed $5,000,000. For purposes of this SECTION 8.8 only, the term "Capital Expenditures" shall mean an amount equal to "Capital Expenditures," as defined in SECTION 1.1 of this Agreement, exclusive of the amount of the SUMMITrak/Phoenix Capex Adjustment.

               (B) In addition to and without limiting the Capital Expenditures permitted to be made pursuant to SUBSECTION 8.8(A), the Borrowers may make Capital

                                      14.

     Expenditures up to an aggregate amount of $20,000,000 in the aggregate for both of Fiscal Years 1999 and 2000 for the sole purpose of constructing (including site acquisition and preparation) and equipping (including capitalized software) a new data center for the Borrowers (the additional Capital Expenditures permitted pursuant to this subsection (b) being referred to herein as the "Data Center Capex").

          (D) AMENDMENT TO SECTION 8.9 (RESTRICTED PAYMENTS). Section 8.9 of the Loan Agreement is deleted in its entirety and replaced with the following:

          SECTION 8.9 RESTRICTED PAYMENTS. Unless the Borrowers shall have delivered to the Agent in accordance with SUBSECTION 7.1(D) a Compliance Certificate certifying that (a) the Leverage Ratio as calculated as of the last day of the immediately preceding Fiscal Quarter is less than 1.50 and
     (b) no Default or Event of Default shall have occurred and be continuing, Holdings shall not, and shall not suffer or permit any of its Subsidiaries (other than a wholly-owned Subsidiary) to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Stock (provided that Holdings may declare and pay a dividend payable solely in shares of common stock of Holdings and cash in lieu of any fractional shares resulting from such dividend payment), or purchase, redeem or otherwise acquire for value any shares of its Stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; provided, however, that Holdings from time to time (i) may repurchase its Stock from the public at fair market value in an aggregate amount for all such transactions not to exceed $20,000,000 and (ii) may re-purchase shares of "Restricted Stock" and "Performance Stock" sold pursuant to the CSG Employee Stock Purchase Plan from a holder of such Stock whose employment with Holdings and its Subsidiaries has terminated; provided that the repurchase price paid for any such Restricted Stock or Performance Stock shall not exceed, in the case of Performance Stock, the purchase price initially paid by such Person for such Performance Stock or, in the case of Restricted Stock, the higher of the purchase price initially paid by such Person for such Restricted Stock or the Book Value (as defined in the applicable purchase agreement) of such Restricted Stock.

     2. LIMITED AMENDMENT; FULL FORCE AND EFFECT. Each of the amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment, consent or waiver of any other term or condition of the Loan Agreement or the other Loan Documents, to prejudice any right or remedy which the Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or
(b) to be a consent to any future amendment, consent or waiver or departure from the terms and conditions of the Loan Agreement or the other Loan Documents.
This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

                                      15.

     3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Amendment, each of the Borrowers hereby jointly and severally represents and warrants to each Lender and the Agent as follows:

          (A) CORPORATE POWER AND AUTHORITY. Each of the Borrowers has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated hereby. The certificates of incorporation and bylaws of each of the Borrowers have not been amended since September 18, 1997.

          (B) AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance hereof have been duly authorized by all necessary corporate action on the part of the Borrowers.

          (C) NO CONFLICT. The execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of the Loan Agreement as amended hereby do not and will not contravene (i) any law or regulation binding on or affecting either Borrower or any of its Subsidiaries, (ii) the certificate of incorporation or by-laws of either Borrower or its Subsidiaries, (iii) any order, judgment or decree of any court or other agency of government binding on either Borrower or its Subsidiaries or (iv) any contractual restriction binding on or affecting either Borrower or its Subsidiaries.

          (D) GOVERNMENTAL CONSENTS, FILINGS. The execution, delivery and performance by the Borrowers of this Amendment and the performance by the Borrowers of the Loan Agreement as amended hereby do not and will not require any authorization or approval of, or other action by, or notice to or filing with any Governmental Authority or regulatory body or the consent of any third party which has not yet been obtained.

          (E) BINDING OBLIGATION. This Amendment has been duly executed and delivered by each of the Borrowers and is the binding obligation of each of the Borrowers, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights generally.

          (F) ABSENCE OF DEFAULT AND MODIFICATION OF AGREEMENTS WITH OTHER CREDITORS. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default as defined in the Loan Agreement. Neither Borrower has modified any agreement with any creditor of such Person other than (i) by this Amendment and (ii) modifications of agreements with trade creditors made in the ordinary course of business.

          (G) RESTATEMENT OF REPRESENTATIONS AND WARRANTIES IN LOAN AGREEMENT. Each Borrower, with respect to the representations and warranties set forth in
ARTICLE 5 of the Loan Agreement, represents and warrants that each of such representations and warranties is true, correct and complete as of the date of this Amendment (except to the extent such representations and warranties expressly relate to another date or as specifically described therein).

                                      16.

     4. REAFFIRMATION. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

     5. EFFECTIVENESS. This Amendment shall be effective upon the execution and delivery to the Agent of a copy of this Amendment by each Borrower, the Agent and by Lenders representing Required Lenders.

     6.   MISCELLANEOUS.

          (A) REFERENCE TO AND EFFECT ON THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. On and after the date on which this Amendment is effective in accordance with SECTION 5 hereof, each reference in the Loan Agreement or the other Loan Documents to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to such agreement after giving effect hereto.

          (B) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (C) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          (D) COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                             [INTENTIONALLY BLANK]

                                      17.

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

 BORROWERS:

                              CSG SYSTEMS, INC., a Delaware corporation


                              By:  /s/ G. A. Parker
                                 --------------------------------------
                                   Name:  Greg A. Parker
                                   Title: CFO



                              CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation


                              By:  /s/ G. A. Parker
                                 --------------------------------------
                                   Name:  Greg A. Parker
                                   Title: CFO

                                      18

 CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE
                          THEIR RESPECTIVE COMPANIES

AGENT:                        PARIBAS


                              By:  /s/ Robert N. Pinkerton
                                   -----------------------------------------
                              Printed Name:  Robert N. Pinkerton
                                           ---------------------------------
                              Title:   Director
                                    ----------------------------------------


                              By:  _________________________________________
                              Printed Name:_________________________________
                              Title:________________________________________



LENDERS:                      PARIBAS


                              By:  /s/ Robert N. Pinkerton
                                   -----------------------------------------
                              Printed Name:  Robert N. Pinkerton
                                           ---------------------------------
                              Title:  Director
                                    ----------------------------------------


                              By:  _________________________________________
                              Printed Name:_________________________________
                              Title:________________________________________


                              NORWEST BANK COLORADO, N.A.


                              By:  /s/ Darlene A. Evans for Kertin Punt
                                   ------------------------------------------
                              Printed Name:  Darlene A. Evans
                                           ----------------------------------
                              Title:  Vice President
                                    -----------------------------------------


                              BANK OF MONTREAL


                              By:  _________________________________________
                              Printed Name:_________________________________
                              Title:________________________________________


                              THE FUJI BANK LIMITED, LOS ANGELES AGENCY


                              By:  /s/ Masahito Fukuda
                                   -----------------------------------------
                              Printed Name:  Masahito Fukuda
                                           ---------------------------------
                              Title:  Joint General Manager
                                    ----------------------------------------

                                      19.

 CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE
                          THEIR RESPECTIVE COMPANIES

                              UNION BANK OF CALIFORNIA, N.A.


                              By:  /s/ Stender E. Sweeney
                                   ---------------------------------------------
                              Printed Name:  Stender E. Sweeney
                                           -------------------------------------
                              Title:  Assistant Vice President
                                    --------------------------------------------


                              NATIONAL CITY BANK


                              By:  /s/ Wilmer J. Jacobs
                                   ---------------------------------------------
                              Printed Name:  Wilmer J. Jacobs
                                           -------------------------------------
                              Title:  Officer
                                      ------------------------------------------


                              CREDITANSTALT CORPORATE FINANCE, INC.


                              By:  _____________________________________________
                              Printed Name:_____________________________________
                              Title:____________________________________________


                              BANK OF HAWAII


                              By:  /s/ Bernadine M. Havertine
                                   ---------------------------------------------
                              Printed Name:  Bernadine M. Havertine
                                           -------------------------------------
                              Title:  Corporate Banking Officer
                                    --------------------------------------------


                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:  /s/ Robert Ivosevich
                                   ---------------------------------------------
                              Printed Name:  Robert Ivosevich
                                           -------------------------------------
                              Title:  Senior Vice President
                                    --------------------------------------------


                              THE LONG-TERM CREDIT BANK OF JAPAN, LTD. LOS
                              ANGELES AGENCY


                              By:  /s/ Noboru Akahane
                                   ---------------------------------------------
                              Printed Name:  Noboru Akahane
                                           -------------------------------------
                              Title:  Deputy General Manager
                                    --------------------------------------------


                              BANQUE NATIONALE DE PARIS


                              By:  /s/ Clive Bettles
                                   ---------------------------------------------
                              Printed Name:  Clive Bettles
                                           -------------------------------------

                                      20

 CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE
                          THEIR RESPECTIVE COMPANIES

                              Title:  SVP & Manager
                                    --------------------------------------------


                              By:  /s/ Janice S. H. Ho
                                   ---------------------------------------------
                              Printed Name:  Janice S. H. Ho
                                           -------------------------------------
                              Title:  Vice President
                                    --------------------------------------------


                              BBL (USA) CAPITAL CORP.


                              By:  _____________________________________________
                              Printed Name:_____________________________________
                              Title:____________________________________________


                                      21

 CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE
                           THEIR RESPECTIVE COMPANIES